                                                                   EXHIBIT 10(g)


                        Schedule of Identical Documents

         Attached as Exhibit 10(g) is a copy of the Indemnification Agreement between the Company and Robert L. Parker Jr. dated October 24, 2002. Each of the directors and Named Executive Officers executed an identical indemnification agreement during 2002.

                                                                   EXHIBIT 10(g)

                            INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into as of the 24 day of October, 2002, by and between Parker Drilling Company, a Delaware corporation (the "Company"), and Robert L. Parker, Jr., an individual ("Indemnitee").

                                   WITNESSETH:

         WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

         WHEREAS, Indemnitee is an officer and/or director of the Company or of an entity in which the Company directly or indirectly owns an interest;

         WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of companies in today's environment;

         WHEREAS, the Certificate of Incorporation and/or By-laws of the Company (the "Charter Documents") require the Company to indemnify its officers and directors, and persons who serve at its request as officers or directors of other companies, and Indemnitee has agreed to serve in such capacity, in part in reliance on the Charter Documents; and

         WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's service to the Company in an effective manner, and Indemnitee's reliance on the Charter Documents, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the Charter Documents will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Charter Documents or any change in the composition of the Company's Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, if insurance is obtained, for the coverage of Indemnitee under the Company's directors' and officers' liability insurance policies;

         NOW, THEREFORE, in consideration of the premises and of Indemnitee's agreeing to serve the Company directly, or at its request another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Certain Definitions.

                  (a) Change in Control: shall be deemed to have occurred if (i) any "person" (as defined in Section 1(e) below) becomes, after the date hereof, the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act")), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding Voting Securities, or (ii) during any period of two



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

consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Company's Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) a merger or consolidation of the Company with any other corporation is approved, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets is approved.

                  (b) Claim: any threatened, pending or completed action, suit, proceeding, arbitration or alternative dispute resolution mechanism, or any inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

                  (c) Expenses: include attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

                  (d) Indemnifiable Event: any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request (express or implied) of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

                  (e) Person: any person, as such term is used in Sections 13(d) and 14(d) of the 1934 Act, but excluding therefrom a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                  (f) Potential Change in Control: shall be deemed to have occurred if (i) the Company enters into an agreement the consummation of which would result in the occurrence of a Change in Control, (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control, or
(iii) the Board of Directors of the Company adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

                  (g) Reviewing Party: any appropriate person or body consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Company's Board of Directors (including the special, independent counsel referred to in Section 3 below) who is not a party to the particular Claim for which Indemnitee is seeking indemnification.

                  (h) Voting Securities: any securities of the Company which vote generally in the election of directors.

         2. Basic Indemnification Arrangement.

                  (a) In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law, as the same exists or hereafter may be amended, promptly upon the receipt of written demand, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. If so requested by Indemnitee, the Company shall advance (within two business days after the Company's receipt of such request) any and all such Expenses to Indemnitee (an "Expense Advance"). Notwithstanding anything in this Agreement to the contrary, prior to a Change in Control, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim.

                  (b) Notwithstanding the foregoing, (i) the obligations of the Company under Section 2(a) above shall be subject to the condition that the Reviewing Party shall not have determined (in a written legal opinion if the special, independent counsel referred to in Section 3 below is involved) that indemnification of Indemnitee would not be permitted under applicable law, provided, that to be effective any such denial of indemnity must be in writing, delivered to Indemnitee, stating with particularity the reason for such denial; and (ii) the obligation of the Company to make an Expense Advance pursuant to
Section 2(a) above shall be subject to the condition that if, when and to the extent that the Reviewing Party determines that indemnification of Indemnitee would not be permitted under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that indemnification of Indemnitee would not be permitted under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

                  (c) If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors of the Company, and if there has been such a Change in Control, the Reviewing Party shall be the special, independent counsel referred to in Section 3 below. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that indemnification of Indemnitee would not be permitted in whole or in part under applicable law, Indemnitee shall have the right to commence litigation, in any court in the state of Texas or Delaware having subject matter jurisdiction thereof and in which venue is proper, seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

                  (d) Indemnitee shall, as a condition precedent to Indemnitee's right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company, with a copy to the Company's Secretary, at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power. Promptly after receipt by Indemnitee, or the Company, of any notice or document respecting the commencement of a Claim naming or involving Indemnitee and relating to an Indemnifiable Event with respect to which Indemnitee may be entitled to indemnification or an Expense Advance pursuant to this Agreement, the party receiving the same shall notify the other party promptly of such receipt.

          3. Change in Control. The Company agrees that if there is a Change in Control, then, with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or the Charter Documents now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special, independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), which counsel has not otherwise performed services for the Company or Indemnitee within the last five (5) years (other than in connection with such matters). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or such counsel's engagement pursuant hereto.

          4. Establishment of Trust. In the event of a Potential Change in Control, the Company shall promptly, upon written request by Indemnitee, create a trust for the benefit of Indemnitee (the "Trust") and, from time to time upon written request by Indemnitee, shall fund the Trust in an amount sufficient to satisfy (a) any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Claim relating to an Indemnifiable Event, and (b) any and all judgments, fines, penalties and settlement amounts (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of any and all Claims relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The terms of the Trust shall provide that, upon a Change in Control, (v) the Trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee, (w) the trustee of the Trust (the "Trustee") shall advance to Indemnitee, within two business days of a request by Indemnitee, any and all Expenses (and Indemnitee hereby agrees to reimburse the Trust under the circumstances under which Indemnitee would be required to reimburse the Company under Section 2(b) above), (x) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (y) the Trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (z) all unexpended funds in the Trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be chosen by Indemnitee, with the approval of the Company (which approval shall not be unreasonably withheld), and all reasonable expenses, fees and other disbursements of the Trustee in connection with the establishment and administration of the Trust shall be paid by the Company. Nothing in this Section 4 shall relieve the Company of any of its obligations under this Agreement or any provision of the Charter Documents or other agreement now or hereafter in effect.

          5. Indemnification for Additional Expenses. The Company shall indemnify Indemnitee against any and all expenses (including attorneys' fees) and, if requested by Indemnitee, shall (within two business days after receipt of such request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for (a) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or any provision of the Charter Documents now or hereafter in effect relating to Claims for Indemnifiable Events, and/or (b) recovery under any directors' and officers' liability insurance policies maintained by the Company, provided that, in either case, Indemnitee ultimately is determined to be entitled, in whole or in part, to such indemnification, advance expense payment or insurance recovery, as the case may be. The Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid Indemnitee under this Section 5 if Indemnitee ultimately is determined not to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

          6. Partial Indemnity, etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion, but not all, of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

         7. Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

          8. No Presumption. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

          9. Non-exclusivity, etc. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Charter Documents or the corporate law of the State of Delaware or otherwise. To the extent that a change in the corporate law of the State of Delaware (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Charter Documents and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

         10. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 2(d) hereof, the Company, or any affiliate of the Company, has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

         11. Amendments, etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         12. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including without limitation the execution of such documents as may be necessary to enable the Company effectively to bring suit to enforce such rights.

         13. No Duplication of Payment. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Charter Documents or otherwise) of the amounts otherwise indemnifiable hereunder.

         14. Binding Effect, etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including without limitation any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), spouse, heirs, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company's request.

         15. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

         16. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

         17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.



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

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Indemnitee and a duly authorized representative of the Company as of the date first above written.

                                             PARKER DRILLING COMPANY


                                             By:
                                                --------------------------------
                                                Name:    Robert L. Parker, Sr.
                                                Title:   Director and Chairman
                                                Address: 1401 Enclave Parkway
                                                         Houston, TX 77077

INDEMNITEE:


----------------------------------------
Robert L. Parker, Jr.
1401 Enclave Parkway, Suite 600
Houston, TX 77077



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